                                                                       Exhibit 5

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                Letterhead of Blackwell Sanders Peper Martin LLP

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                                 March 11, 2004

Applebee's International, Inc.
4551 West 107th St.
Overland Park, KS  66207

Ladies and Gentlemen:

     This  opinion is  furnished to you in  connection  with the  Post-Effective
Amendment No. 1 to the Registration Statement of Applebee's International,  Inc.
(the "Company") on Form S-8,  Registration No.  333-70656,  to be filed with the
Securities  and Exchange  Commission  for the purpose of  registering  under the
Securities  Act of 1933, as amended (the "Act"),  an additional  150,000  shares
(the  "Shares")  of the  Company's  Common  Stock,  $.01 par value (the  "Common
Stock"),  to be issued  pursuant to the terms of the  Applebee's  International,
Inc. Employee Stock Purchase Plan (the "Plan").

     We are familiar with the  proceedings to date with respect to such proposed issuance and have examined  such  records,  documents and matters of the law and satisfied  ourselves as to such matters of fact as we have  considered  relevant for the purposes of this opinion.  The opinion expressed below is limited to the
Delaware General Corporation Law.

     Based upon the foregoing,  it is our opinion that the Shares have been duly authorized,  and, when the Shares have been issued and sold in  accordance  with the Plan, will be legally issued, fully paid and non-assessable.

     We hereby  consent  to the  filing of this  opinion  as an  exhibit  to the
Registration Statement. Our consent shall not be deemed an admission that we are experts whose consent is required under Section 7 of the Act.

                                       Very truly yours,

                                       /s/ Blackwell Sanders Peper Martin LLP

                                       Blackwell Sanders Peper Martin LLP